Exhibit 99.1

Contacts:
Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com
COLOR KINETICS REPORTS RECORD REVENUES AND EARNINGS FOR
FOURTH QUARTER AND FULL YEAR 2005
Fourth quarter revenues rise 35% year over year to $14.5 million,
Full-year revenues increase 32% to $52.9 million
Boston, MA – February 9, 2006 – Color Kinetics Incorporated (NASDAQ: CLRK), a leading innovator of intelligent solid-state lighting systems and technologies, today announced its results of operations for the fourth quarter of 2005. Revenues for the quarter were $14.5 million, an increase of 35% from the $10.7 million reported in the fourth quarter of 2004. Net income for the fourth quarter rose to $1.4 million or $0.07 per fully diluted share, compared to $626,000 or $0.03 per fully diluted share for the fourth quarter of 2004.
Revenues for the full year ended December 31, 2005 were $52.9 million, an increase of 32% from the $40.2 million reported in 2004. Net income for the full year was $4.3 million or $0.22 per fully diluted share, compared to $2.4 million or $0.14 per fully diluted share in 2004.
“We are extremely pleased with both our fourth quarter and full-year performance, which reflect strong contributions from each of our business units and demonstrate solid returns on our strategic investments,” said Bill Sims, President and CEO. “We successfully expanded our leadership position from intelligent color into intelligent white light, and we are committed to delivering general illumination products before year’s end. We will continue to support our product portfolio, proprietary technologies and global sales network with further investments in 2006 and believe that these investments, together with our breadth of expertise, will position us as a market leader in intelligent solid state lighting in the years ahead.”
Additional 2005 achievements included:
•	15 new product offerings shipped, spanning both intelligent color and intelligent white light innovations

•	News-making installations such as Hollywood Bowl, the FAO Schwarz flagship store, Time Warner Center, the Lake of Dreams at Wynn Las Vegas, and the sets of The Tonight Show and The Oprah Winfrey Show

•	Global sales force expansion

•	Record licensing revenues

•	The awarding of 9 new U.S. patents and 2 new regional European patents
For the first quarter of 2006, the company currently targets revenues within the range of $14.6 million to $15.6 million, with net income of $0.03 to $0.05 per fully diluted share prior to any stock compensation charges. The Company will be required to adopt the new stock compensation accounting standard, FAS 123R, in the first quarter. Although the impact of FAS 123R has not yet been finalized, net income reflecting FAS 123R stock compensation is expected to be between $0.00 and $0.02 per fully diluted share.
Color Kinetics will host a conference call to review its fourth quarter and full-year results after the close of market today. The conference call may be accessed by dial-in number or via the Internet as follows:
Thursday, February 9 at 5:00 pm ET
Domestic dial-in number: 866-277-1184
International dial-in number: 617-597-5360
Passcode: 78700325
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome
A dial-in replay of the conference call will be available from 7:00 pm ET on February 9 through February 16 at 888-286-8010 (domestic), 617-801-6888 (international), passcode: 71607693. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.
About Color Kinetics
Color Kinetics Incorporated (NASDAQ: CLRK) transforms environments through new, dynamic uses of light. Its award-winning intelligent solid-state lighting systems and technologies apply the benefits of LEDs as a highly efficient, long lasting, environmentally friendly, and inherently digital source of illumination – reinventing light itself as a highly controllable medium. Color Kinetics also enables widespread adoption of intelligent solid-state lighting through OEM and licensing partnerships in diverse markets. The company is headquartered in Boston, MA with offices in the UK, China, and Japan. More information is available at www.colorkinetics.com.
# # #
©2006 Color Kinetics Incorporated. All rights reserved. Color Kinetics and the Color Kinetics logo are registered trademarks and IntelliWhite and Powercore are trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2004, File Number 000-50798, and most recent 10-Q, each as filed with the Securities and Exchange Commission.

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,
	2005	2004

ASSETS

CURRENT ASSETS:
Cash and equivalents	$43,032	$26,198
Investments	14,137	29,022
Restricted cash	100	100
Accounts receivable, net of allowance for doubtful accounts of approximately $461 and $429 in 2005 an 2004, respectively	7,813	5,346
Accounts receivable from related parties	249	31
Inventory	7,159	4,730
Prepaid expenses and other current assets	1,436	2,076

Total current assets	73,926	67,503

PROPERTY AND EQUIPMENT—at cost:
Computer equipment	1,368	1,768
Furniture and fixtures	904	800
Tooling and test equipment	985	1,182
Leasehold improvements	1,191	1,040

Total	4,448	4,790
Less—accumulated depreciation and amortization	(3,422)	(3,643)

PROPERTY AND EQUIPMENT—net	1,026	1,147
INVESTMENT IN JOINT VENTURE	887	557
RESTRICTED CASH—Long-term portion	900	1,000

TOTAL ASSETS	$76,739	$70,207

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,019	$1,564
Accounts payable to related parties	63	48
Accrued expenses	2,266	1,575
Accrued compensation	2,154	1,731
Accrued restructuring	385	405
Accrued warranty	876	860
Deferred revenue	231	379

Total current liabilities	6,994	6,562

ACCRUED RESTRUCTURING	243	628

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value	18	18
Additional paid-in capital	99,210	97,059
Accumulated other comprehensive income	(120)	(122)
Accumulated deficit	(29,606)	(33,938)

Total stockholders’ equity	69,502	63,017

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$76,739	$70,207

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)

REVENUES (1):
Lighting systems	$12,484	$9,668	$44,156	$34,435
OEM and licensing	1,995	1,045	8,751	5,715

Total revenues	14,479	10,713	52,907	40,150

COST OF REVENUES:
Lighting systems	5,860	4,739	21,006	16,777
OEM and licensing	791	532	3,894	3,075

Total cost of revenues	6,651	5,271	24,900	19,852

GROSS PROFIT	7,828	5,442	28,007	20,298

OPERATING EXPENSES:
Selling and marketing	3,262	2,338	11,519	8,514
Research and development	1,238	1,021	4,607	3,512
General and administrative (2)	2,557	1,830	9,396	6,741

Total operating expenses	7,057	5,189	25,522	18,767

INCOME FROM OPERATIONS	771	253	2,485	1,531
INTEREST INCOME	477	260	1,624	518
EQUITY IN EARNINGS OF JOINT VENTURE	113	113	223	334

NET INCOME	$1,361	$626	$4,332	$2,383

EARNINGS PER SHARE:
Basic	$0.07	$0.03	$0.24	$0.22
Diluted	$0.07	$0.03	$0.22	$0.14

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18,368	17,895	18,177	10,906
Diluted	19,840	19,700	19,630	17,487

(1) Includes revenues from related parties as follows:
Lighting systems	$802	$1,504	$4,660	$4,442
OEM and licensing	43	—	115	—

Total related party revenues	$845	$1,504	$4,775	$4,442

(2) Includes stock-based compensation	$7	$7	$31	$346

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended
	December 31,
	2005	2004

NET CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,332	$2,383
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	1,124	709
Loss on disposal of property and equipment	4	—
Stock-based compensation	31	346
Equity in earnings of joint venture	(223)	(334)
Common stock issued for services	50	—
Changes in assets and liabilities:
Accounts receivable	(2,685)	(1,332)
Inventory	(2,429)	294
Prepaid expenses and other current assets	640	(1,268)
Accounts payable	(530)	225
Accrued expenses	1,130	1,362
Deferred revenue	(148)	(8)
Accrued restructuring	(405)	(427)

Cash flows from operating activities	891	1,950

NET CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(48,082)	(29,044)
Maturities of investments	62,906	—
Purchase of property and equipment	(1,007)	(791)
Proceeds from restricted cash	100	100

Cash flows from investing activities	13,917	(29,735)

NET CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	1,792	115
Proceeds from issuance of redeemable convertible preferred stock — net of issuance costs	—	13,003
Proceeds from issuance of common stock—net of issuance costs	277	35,227

Cash flows from financing activities	2,069	48,345

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(43)	(48)

INCREASE IN CASH AND EQUIVALENTS	16,834	20,512
CASH AND EQUIVALENTS—Beginning of period	26,198	5,686

CASH AND EQUIVALENTS—End of period	$43,032	$26,198

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of redeemable convertible preferred stock	$—	$61,082